RANDGOLD RESOURCES LIMITED
Incorporated in Jersey, Channel Islands
Reg. No. 62686
LSE Trading Symbol: RRS
Nasdaq Trading Symbol: GOLD

BLOCK LISTING SIX MONTHLY RETURN

INFORMATION PROVIDED ON THIS FORM MUST BE TYPED OR PRINTED ELECTRONICALLY.

TO:  THE FSA
DATE: 20 November 2006

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   Name of applicant:                                        Randgold Resources Limited
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   Name of scheme:                                           Randgold Resources Share Option Scheme
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   Period of return:                          From:          April 2006             To:       September 2006
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   Balance under scheme from previous return:                564 216 (five hundred and sixty four thousand two hundred
                                                             and sixteen) ordinary shares
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   The amount by which the block scheme has been             Nil
   increased, if the scheme has been increased since the
   date of the last return:
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   Number of securities issued/allotted under scheme         404 367 (four hundred and four thousand three hundred and
   during period:                                            sixty seven) ordinary shares
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   Balance under scheme not yet issued/allotted at end of    159 849 (one hundred and fifty nine thousand eight
   period                                                    hundred and forty nine) ordinary shares
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   Number and class of securities originally listed and      1 000 000 (one million) ordinary shares submitted 5
   the date of admission                                     September 2005
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   Total number of securities in issue at the end of the     68 712 521 (sixty eight million seven hundred and twelve
   period                                                    thousand five hundred and twenty one) ordinary shares
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   Name of contact:                                          D J Haddon
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   Address of contact:                                       La Motte Chambers, La Motte Street, St. Helier, Jersey,
                                                             JE1 1BJ, Channel Islands
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   Telephone number of contact:                              + 00 27 11 481 7214
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SIGNED BY   Company Secretary
            for and on behalf of Randgold Resources Limited

            D J Haddon___
            Name of applicant

IF YOU KNOWINGLY OR RECKLESSLY GIVE FALSE OR MISLEADING INFORMATION YOU MAY BE
LIABLE TO PROSECUTION.